UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 19, 2016

K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On May 24, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of K2M Group Holdings, Inc., (the “Company”) engaged KPMG LLP (“KPMG”) as its new independent registered public accounting firm. The engagement of KPMG was a result of a competitive proposal process involving several accounting firms, including Ernst & Young, LLP (“EY”). On May 19, 2016, the Audit Committee dismissed EY as the Company’s independent registered public accounting firm.

The audit reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2015 and December 31, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 19, 2016, there were no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K), which, if not resolved to the satisfaction of EY would have caused EY to make reference to the subject matter of the disagreement in connection with its report and there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K). The Company has provided EY with a copy of this Form 8-K and requested that EY furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not EY agrees with the above statements. A copy of EY’s letter, dated May 24, 2016, is attached as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 24, 2016, neither the Company nor anyone on its behalf consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.    Description
16.1    Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, dated as of May 24, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	May 24, 2016	By:	/s/ Eric D. Major
		Name:	Eric D. Major
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description

16.1	Letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, dated as of May 24, 2016